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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                January 17, 2003
                                ----------------
                      (Date of the earliest event reported)



                                Egghead.com, Inc.
                                -----------------
             (Exact name of Registrant as specified in its charter)


          Delaware                        000-29184            77-0408319
          --------                        ---------            ----------
(State or other jurisdiction      (Commission File Number)  (I.R.S. Employer
        of incorporation)                                   (Identification No.)

         P.O. Box 1247, Sonoma, CA                               95476
         -------------------------                               -----
  (Address of principal executive offices)                    (Zip Code)

                                 (707) 939-3697
                                 --------------
              (Registrant's telephone number, including area code)


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Item 3.  Bankruptcy or Receivership

         On August 15, 2001 (the Petition Date) the Registrant commenced a voluntary bankruptcy case in the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court") under Chapter 11 of Title 11 of the United States Code.

         Shortly after the Petition Date the Registrant filed a motion to sell the majority of its assets to Fry's Electronics. The sale fell through and a Trustee, Charles E. Sims, was appointed as Chapter 11 Trustee of the debtor's estate (the "Trustee").

         The Registrant is no longer operating and the Trustee has liquidated almost all of the Registrant's assets. The Trustee filed his Trustee's First Amended Liquidating Plan of Reorganization (the "Plan"), together with a supporting Trustee's First Amended Disclosure Statement (the "Disclosure Statement"). Copies of the Plan and Disclosure Statement may be obtained by written request to the Trustee's counsel, Michael A. Isaacs, Luce, Forward, Hamilton & Scripps LLP, 121 Spear Street, Suite 200, San Francisco, CA 94105.

         On December 9, 2002, the Disclosure Statement was approved and circulated to creditors only, in that, there will be no distribution to any shareholders or holders of equity interests of the Registrant. On January 17, 2003, the Plan was confirmed. Since that time, the Trustee has commenced disbursements and has paid, to date, a total of $0.35 on the dollar to creditors holding allowed claims.

         Prior to the entry of a final decree, the Trustee anticipates one additional distribution, bringing the total distribution in this case to no less than $0.50 on the dollar to those creditors holding allowed claims. As indicated, there will be no distribution to shareholders or holders of any equity interests.

         The Trustee anticipates that this will be the last Form 8-K filing since the Debtor is no longer operating, its assets are being liquidated, and there will be no distribution to shareholders or holders of any equity interests.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 EGGHEAD.COM, INC.



Dated:  December 4, 2003                   By: /s/ Charles E. Sims
                                                 ------------------------
                                                 Charles E. Sims,
                                                 Trustee Under the Plan